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                                                                  EXECUTION COPY

                              RAIT INVESTMENT TRUST

   2,400,000 7.75% SERIES A CUMULATIVE PREFERRED SHARES OF BENEFICIAL INTEREST

                             UNDERWRITING AGREEMENT

                                                                  March 15, 2004

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
1001 19th Street North
Arlington, Virginia 22209

as Representative of the several Underwriters listed in Schedule I hereto

Dear Sirs:

         RAIT Investment Trust, a Maryland real estate investment trust (the "Company") and RAIT Partnership, L.P., a Delaware limited partnership (the "Partnership"), confirm their agreement with each of the Underwriters listed in
Schedule I hereto (collectively, the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc. is acting as a representative (in such capacity, the "Representative"), with respect to (i) the sale by the Company and the purchase by the Underwriters, of 2,400,000 7.75% Series A cumulative preferred shares of beneficial interest of the Company, $.01 par value per share (the "Series A Preferred Shares") and (ii) the grant by the Company to the Underwriters, of the option described in Section 1(b) hereof to purchase all or any part of 360,000 Series A Preferred Shares to cover over-allotments, if any. The 2,400,000 Series A Preferred Shares to be purchased by the Underwriters (the "Initial Shares") and all or any part of the 360,000 Series A Preferred Shares subject to the option described in Section 1(b) hereof (the "Option Shares") are hereinafter called, collectively, the "Shares." The Company acknowledges that, at its request, the Underwriters have reserved up to 49,850 of the Initial Shares for sale to certain persons listed in Schedule IV hereto at the purchase price per share of $24.50.

         The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (No. 333-103618), including a base prospectus, dated July 10, 2003 (the "Base Prospectus"), relating to the Shares, under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as

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amended at the time it became effective (including all information deemed (by incorporation by reference) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement that becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended.

         The Company proposes to file a final Prospectus Supplement pursuant to Rule 424(b) under the Securities Act within two business days following the execution of this Agreement (together with the Base Prospectus, the "Final Prospectus"). The term "Prospectus" means the Final Prospectus and any prospectus supplement specifically relating to the Shares, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) under the Securities Act. For the purposes of this Agreement, the terms Base Prospectus, Final Prospectus and Prospectus shall be deemed to include all "Incorporated Documents." As used herein, the term "Incorporated Documents" means the documents which are incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto filed prior to the date hereof or during the period the Prospectus is required to be delivered in connection with the sale of the Shares by the Underwriters or any dealer.

         The Company and the Underwriters agree as follows:

         1. Sale and Purchase:

                  (a) Initial Shares. Upon the basis of the warranties, representations, covenants and agreements and other terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company at the purchase price per share of $24.2125, the number of Initial Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject, in each case, to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

                  (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from the Company all or any part of the Option Shares at the purchase price per share set forth in paragraph (a) above plus any additional number of Option Shares that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments, which may be made in connection with the offering and distribution of the Initial Shares, upon notice during such 30-day period by the Underwriters to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event

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prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased, which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustment among Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

                  (c) Terms of Public Offering. Upon authorization of the release of the Initial Shares by the Representative, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price of the Shares as set forth on the cover page of the Prospectus after the initial public offering to such extent as the Underwriters may determine.

         2. Payment and Delivery:

                  (a) Initial Shares. The Initial Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriters, including, at the option of the Underwriters, through the facilities of The Depository Trust Company ("DTC") for the account of any Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Underwriters by the Company upon at least forty-eight hours' prior notice. The Company will, upon the request of the Underwriters, cause certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Closing Time (as defined below) with respect thereto at the office of the Ledgewood Law Firm, P.C. located at 1521 Locust Street, Philadelphia, Pennsylvania 19102, or at the office of DTC or its designated custodian, as the case may be (the "Designated Office"). The time and date of such delivery and payment shall be 10:30 a.m., New York City time, on March 19, 2004 or on such other time and date as the Company and the Representative may agree upon in writing. The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time" and the date of delivery of both Initial Shares and Option Shares is hereinafter sometimes called the "Date of Delivery."

                  (b) Option Shares. Any Option Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriters, including, at the option of the Underwriters, through the facilities of DTC for the account of any Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Underwriters by the Company upon at least forty-eight hours' prior notice. The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Date of Delivery with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 10:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the

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Underwriters' election to purchase such Option Shares or on such other time and date as the Company and the Representative may agree upon in writing.

         3. Representations and Warranties of the Company and the Partnership:

                  The Company and the Partnership, represent and warrant to the Underwriters that:

                  (a) the Company and each Subsidiary of the Company set forth on Schedule II hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") (other than the Partnership) has been duly formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of formation or incorporation with all requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as now conducted and, in the case of the Company, to authorize, execute and deliver this Agreement and to consummate the transactions described in such agreement; other than the Subsidiaries and as disclosed on Schedule III to the Agreement, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

                  (b) the Company and the Subsidiaries other than the Partnership are duly qualified or registered to transact business in each jurisdiction in which they conduct their respective businesses as now conducted and in which the failure, individually or in the aggregate, to be so qualified or registered could reasonably be expected to have a material adverse effect on the assets, operations, business or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"), and the Company and the Subsidiaries are in good standing in each jurisdiction in which they maintain an office or in which the nature or conduct of their respective businesses as now conducted requires such qualification, except where the failure to be in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (c) the Partnership has been duly formed and is validly existing as a limited partnership under the laws of the jurisdiction of its organization, with all requisite partnership power and authority to own, lease and operate its properties and to conduct its business as now conducted. The Partnership has been duly qualified or registered to do business as a foreign partnership in each jurisdiction in which it conducts its business as now conducted, and in which the failure, individually or in the aggregate, to be so qualified or registered could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (d) the Company and the Subsidiaries are in compliance in all respects with all applicable laws, rules, regulations, orders, decrees and judgments, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect;

                  (e) neither the Company nor any of the Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective declaration of trust, charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them

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or their respective properties is bound, except for such breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and the issuance, sale and delivery by the Company of the Shares, the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the declaration of trust, charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company or any of the Subsidiaries, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or
(iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, except in the case of clause (ii) for such breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any of the Subsidiaries;

                  (f) the Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

                  (g) the Partnership has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Partnership and constitutes a valid and binding agreement of the Partnership enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent the indemnification and contribution provisions set forth in Section 9 hereof may be limited by federal or state securities laws and the public policy considerations in respect thereof underlying such laws;

                  (h) the Limited Partnership Agreement of the Partnership, including all amendments thereto (the "Partnership Agreement"), has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general principles of equity;

                  (i) the issuance and sale of the Shares to the Underwriters hereunder have been duly authorized by the Company; when issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and non-assessable and the issuance of the Shares will not be subject to any preemptive or similar rights; except as contemplated herein, no person or entity holds a right to require or participate in the registration

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under the Securities Act of the Shares pursuant to the Registration Statement;
no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company; except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement; the form of certificates evidencing the Shares complies with all applicable legal requirements and, in all material respects, with all applicable requirements of the declaration of trust and bylaws of the Company and the requirements of the New York Stock Exchange;

                  (j) Intentionally omitted;

                  (k) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or the sale and delivery of the Shares as contemplated hereby other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the New York Stock Exchange, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, and (iv) any approval of the National Association of Securities Dealers, Inc. (the "NASD") required with respect to the fairness and reasonableness of the underwriting terms and arrangements set forth herein;

                  (l) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons required in order to conduct their respective businesses as described in the Registration Statement and Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

                  (m) the Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

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                  (n) the Company and the transactions contemplated by this
Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Securities Act, set forth in the General Instructions to Form S-3; the Registration Statement complies and the Final Prospectus and any further amendments or supplements thereto will comply, when they have become effective or are filed with the Commission, as the case may be, in all material respects with the requirements of the Securities Act and the Securities Act Regulations and, in each case, present, or will present, fairly the information required to be shown; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Final Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof);

                  (o) the Final Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the version of the Final Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T and Rule 424(b) of the Securities Act Regulations;

                  (p) each Incorporated Document when it became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the regulations promulgated under the Exchange Act (the "Exchange Act Regulations"), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Securities Act Regulations and the Exchange Act Regulations and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (q) all legal or governmental proceedings, contracts or documents which are material and of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required;

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                  (r) there are no actions, suits, proceedings, inquiries or investigations pending or, to the Company's knowledge, threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity is subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitration panel or agency which could reasonably be expected to result in a judgment, decree, award or order having, individually or in the aggregate, a Material Adverse Effect, or which could adversely affect the consummation of the transactions contemplated by this Agreement in any material respect;

                  (s) the financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and the Subsidiaries as of the dates indicated and the results of operations and changes in financial position and cash flows of the Company and the Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as indicated in the notes thereto); the financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information shown therein; no other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or Prospectus.

                  (t) the Company has filed in a timely manner all reports required to be filed pursuant to sections 13, 14 and 15(d) of the Exchange Act during the preceding twelve calendar months and, if during such period the Company has relied on Rule 12b-25(b) under the Exchange Act ("Rule 12b-25(b)") with respect to a report or a portion of a report, that report or portion of a report has actually been filed within the time period prescribed by Rule 12b-25(b);

                  (u) Grant Thornton LLP, whose reports on the audited financial statements of the Company and the Subsidiaries are included as part of the Registration Statement and Prospectus or are incorporated by reference therein are and were during the periods covered by their reports independent public accountants within the meaning of the Securities Act, the Securities Act Regulations, and the requirements of the New York Stock Exchange;

                  (v) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been
(i) any material adverse change in the assets, operations, business prospects or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any transaction, which is material to the Company and the Subsidiaries taken as a whole, planned or entered into by the Company or any of the Subsidiaries, (iii) any liability or obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole or (iv) except in accordance with the Company's ordinary practice as disclosed in the Registration Statement and the Prospectus, any dividend or distribution of any kind declared, paid or made with respect to the capital stock of the Company or with respect to the partnership interests of the Partnership;

                  (w) the authorized shares of beneficial interest of the Company conform in all material respects to the description thereof contained in the Prospectus; the Company has an

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authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization" as of the date stated in such section; immediately after the Closing Time, __________ Series A Preferred Shares will be issued and outstanding (subject to the Underwriters' option described in Section 1(b) hereof) and no shares of beneficial interest of any other class of beneficial interest will be issued and outstanding. All of the issued and outstanding shares of beneficial interest of the Company have been duly authorized and are validly issued, fully paid and non-assessable, and have been offered, sold and issued by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the issued shares of beneficial interest of the Company have been issued in violation of any preemptive or similar rights granted by the Company; except as disclosed in the Prospectus or in connection with the Company's employee stock option plan, dividend reinvestment and share purchase plan and supplemental executive retirement plan for the Company's chief executive officer (the
"SERP"), there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Company or any security convertible into or exchangeable for shares of beneficial interest of the Company;

                  (x) all of the issued and outstanding shares of capital stock of RAIT General, Inc., a Maryland corporation ("RAIT General"), and RAIT Limited, Inc., a Maryland corporation ("RAIT Limited"), have been duly authorized and are validly issued, fully paid and non-assessable, and are owned of record and beneficially by the Company, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances and have been offered, sold and issued by RAIT General and RAIT Limited in compliance with all applicable laws (including, but not limited to, federal and state securities laws); none of the issued shares of capital stock of RAIT General and RAIT Limited have been issued in violation of any preemptive or similar rights; except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of RAIT General or RAIT Limited or any security convertible into or exchangeable for capital stock of RAIT General or RAIT Limited;

                  (y) immediately after the Closing Time, all of the issued and outstanding units of partnership interest in the Partnership ("Common Units") will be validly issued, fully paid and non-assessable; none of the Units has been or will be issued or is owned or held in violation of any preemptive right; the Units have been or will be offered, sold and issued by the Partnership in compliance with all applicable laws (including, without limitation, federal and state securities laws);

                  (z) each of the Company, the Subsidiaries, and each of their respective officers, directors and controlling persons has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (aa) except for certain relationships between Betsy Cohen and other affiliates and Cohen Bros. & Co., Inc. described in a COBRA Desk filing made with the NASD on December 3, 2001, as subsequently amended and supplemented, in connection with a prior shelf offering from the Registration Statement, which filing, as subsequently amended and supplemented, the Company reviewed and approved, neither the Company nor any of its

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affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the Exchange Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the By-laws of the NASD) any member firm of the NASD;

                  (bb) the Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

                  (cc) any certificate signed by any officer of the Company or any Subsidiary delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby;

                  (dd) the Company and the Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or the financial statements thereto or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions, liens, security interests, pledges, charges, encumbrances, mortgages and defects, as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary; the Company or a Subsidiary has obtained an owner's title insurance policy, from a title insurance company licensed to issue such policy, on any real property owned by the Company or any Subsidiary, that insures the Company's or the Subsidiary's fee or leasehold interest in such real property (other than the leasehold interest of the Company with respect to its principal executive offices), with coverage in an amount at least equal to the fair market value of such fee or leasehold interest in the real property, or a lender's title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or a Subsidiary and secured by the real property;

                  (ee) neither the purchase nor the origination, as the case may be, of the loans owned by the Company, nor the execution and delivery of, or performance by the borrowers thereunder of any mortgage, deed of trust, deed, indenture, note, loan or credit agreement or any other agreement or instrument in connection therewith, at the time of such purchase, origination, execution or delivery, resulted in a breach of or default under any mortgage, deed of trust, indenture, note, loan or credit agreement or any other agreement or instrument relating to any mortgage or other loan that may have priority over any such loan with respect to the assets of the borrower thereunder and that is in existence at the time the Company or any of the Subsidiaries purchases or originates any such loan;

                  (ff) to the knowledge of the Company and the Partnership, there are no statutes or regulations applicable to the Company or any of the Subsidiaries or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any of the Subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein; except as disclosed in the Prospectus, all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity;

                  (gg) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and any director, trustee, officer, shareholder, customer or supplier of the Company or any of the Subsidiaries, or any affiliate or family member thereof, on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

                  (hh) the Company and each Subsidiary owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how, if any (collectively "Intangibles"), necessary to entitle the Company and each Subsidiary to conduct its business as described in the Prospectus, and neither the Company, nor any Subsidiary, has received notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which, individually or in the aggregate, could have a Material Adverse Effect;

                  (ii) each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company or any of the Subsidiaries, nor does the Company or any of the Subsidiaries know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could materially adversely affect the assets, operations, business or condition (financial or otherwise) of any such entity, respectively; all tax liabilities, if any, are adequately provided for on the respective books of such entities;

                  (jj) each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

                  (kk) except as otherwise disclosed in the Prospectus, neither the Company, any of the Subsidiaries nor, to the best of their knowledge, any former owner of any real property owned by the Company or any of the Subsidiaries has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company or any of the Subsidiaries, including any real property underlying any loan held by the Company or the Subsidiaries (collectively, the "Real Property"), except in material compliance with applicable laws; to the knowledge of the Company and the Partnership, the Real Property, and the Company's, the Subsidiaries' and the former owners of the Real Property's operations with respect to the Real Property, are and were in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company and the Subsidiaries are in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws; except as otherwise disclosed in the Prospectus, neither the Company nor the Subsidiaries or, to the knowledge of the Company and the Partnership, any former owner of any of the Real Property has received any written or oral notice from any governmental entity or any other person and there is no pending or threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company or any of the Subsidiaries; or that the Company or any of the Subsidiaries is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company or any of the Subsidiaries is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards; in the ordinary course of its business as necessary and appropriate, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures) required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties;

                  (ll) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which could, individually or in the aggregate, reasonably be deemed to have a Material Adverse Effect;

                  (mm) none of the entities which prepared appraisals of the Real Property, nor the entities which prepared Phase I environmental assessment reports with respect to the Real Property, was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, voting trustee, officer, director or employee;

                  (nn) neither the Company nor any of the Subsidiaries nor, to the best of the Company's knowledge, any officer, director or trustee purporting to act on behalf of the Company or any of the Subsidiaries has at any time; (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;

                  (oo) except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them;

                  (pp) neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any of the Subsidiaries, has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

                  (qq) the Company is organized and operates in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's current and proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code;

                  (rr) An application for listing the Shares on the New York Stock Exchange has been made;

                  (ss) in connection with this offering, the Company has not offered and will not offer its Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Securities Act or the Securities Act Regulations; the Company has not distributed and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Shares, except as contemplated herein;

                  (tt) the Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); neither the Company nor any of the Subsidiaries or their respective affiliates does business with the government of Cuba or with any person or affiliate located in Cuba;

                  (uu) neither the Company nor any of the Subsidiaries is, or solely as a result of transactions contemplated hereby and the application of the proceeds from the sale of the Shares, will become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act");

                  (vv) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

                  (ww) neither the Company, any of its Subsidiaries, nor any real property owned, directly or indirectly, by the Company (each a "Property") has sustained, since December 31, 2003, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

                  (xx) no person has an option or right of first refusal to purchase all or part of any Property or any interest therein. Each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Prospectus and except for such failures to comply that would not individually or in the aggregate have a Material Adverse Effect;

                  (yy) each of the Company and the Subsidiaries owns, possesses or has obtained all material permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities as are necessary to own or lease, as the case may be, and to operate its respective Property and to carry on its business as presently conducted, and neither the Company nor the Partnership has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations;

                  (zz) to the best of the Company's and the Partnership's knowledge, no general labor problem exists or is imminent with the employees of the Company or any of its Subsidiaries; and

                  (aaa) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         4. Certain Covenants of the Company and the Partnership

                  The Company and the Partnership hereby covenant with the
Underwriters:

                  (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representative may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

                  (b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective;

                  (c) to prepare the Final Prospectus in a form approved by the Representative and file such Prospectus with the Commission pursuant to Rule 424(b) within the time period prescribed by law, following the execution and delivery of this Agreement and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than twenty-four hours following the execution and delivery of this Agreement) to the Underwriters as many copies of the Final Prospectus (or of the Final Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T or Rule 424(b) under the Securities Act Regulations;

                  (d) to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when any post-effective amendment to the Registration Statement becomes effective under the Securities Act Regulations;

                  (e) to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

                  (f) to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the

Company or the Representative, be required by the Securities Act or requested by the Commission;

                  (g) prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Securities Act Regulations, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing;

                  (h) to furnish to the Underwriters for a period of five years from the date of this Agreement, except to the extent such documents are readily available to the Underwriters in electronic form in the Commission's EDGAR archives, (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Common Shares, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other publicly available information as the Underwriters may reasonably request regarding the Company and its Subsidiaries;

                  (i) to advise the Underwriters promptly during any period of time in which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations (i) of any material change in the Company's assets, operations, business or condition (financial or otherwise) or (ii) of the happening of any event which would require the making of any change in the Prospectus then being used so that the Prospectus would not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to the Prospectus as may be necessary to reflect any such change;

                  (j) to furnish promptly to the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith) and such number of conformed copies of the foregoing as the Representative may reasonably request;

                  (k) to furnish to the Representative, not less than two business days before filing with the Commission, subsequent to the effective date of the Prospectus and during any period of time in which a prospectus relating to the Shares is required to be delivered under the Securities Act Regulations, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;

                  (l) to apply the net proceeds of the sale of the Shares substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

                  (m) to make generally available to its security holders as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of
Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning on the effective date of the Registration Statement;

                  (n) to cause and use its best efforts to obtain and thereafter maintain the listing of the Shares on the New York Stock Exchange and to file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities that are listed on the New York Stock Exchange;

                  (o) to refrain during a period of 30 days from the date of the Prospectus, without the prior written consent of the Representative, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or filing any registration statement under the Securities Act with respect to any of the foregoing or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise; the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option outstanding on the date hereof or upon the exercise of any option granted in the ordinary course of business and in accordance with the terms of any management option plan existing on the date hereof or (C) pursuant to the Company's employee stock option plan, dividend reinvestment plan or any other incentive compensation or retirement plan of the Company;

                  (p) the Company will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Shares;

                  (q) the Company will use its best efforts (i) to meet the requirements to qualify as a real estate investment trust under the Code and
(ii) to cause the Partnership to be treated as a partnership for federal income tax purposes;

                  (r) the Company will comply with all of the provisions of any undertakings in the Registration Statement;

                  (s) the Company and the Subsidiaries will conduct their affairs in such a manner so as to ensure that neither the Company nor any Subsidiary will be an "investment company" or an entity "controlled" by an investment company within the meaning of the 1940 Act;

                  (t) if at any time during the 30-day period after the date of this Agreement, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the Representative's reasonable opinion the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to forthwith prepare, consult with the Representative concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representative, responding to or commenting on such rumor, publication or event;

                  (u) to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and

                  (v) the Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

         5. Payment of Expenses:

                  (a) The Company agrees to pay all costs and expenses incident to the performance of the Company's obligations under this Agreement whether or not the transactions contemplated hereunder are consummated or this Agreement terminated, including, but not limited to, all fees and expenses of and filing with the Commission and the NASD; all Blue Sky fees and expenses, including filing fees and disbursements of the Underwriters' Blue Sky counsel (but excluding the fees of such counsel), fees and disbursements of counsel and accountants for the Company, and printing costs, including costs of printing the prospectus, and any amendments thereto; all underwriting documents, Blue Sky Memoranda, a reasonable quantity of prospectuses requested by the Underwriters, and the Company's road show costs and expenses. In addition, the Company agrees to pay all costs and expenses incurred by the Representative in connection with the offer and sale of the Shares, including but not limited to travel expenses and legal fees, up to a maximum of $5,000.

                  (b) If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the transactions contemplated herein.

         6. Conditions of the Underwriters' Obligations:

                  The obligations of the Underwriters hereunder are subject to
(i) the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof and at the Closing Time and on each Date of Delivery, (ii) the performance by the Company of its obligations hereunder in all material respects, and (iii) the following further conditions:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you.

                  (b) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Ledgewood Law Firm, P.C., counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form satisfactory to Hunton & Williams LLP, counsel for the Underwriters, stating that:

                           (i) the authorized shares of beneficial interest of
the Company conform as to legal matters to the description thereof contained in the Prospectus and meet the requirements of Form S-3 under the Securities Act; the Company has an authorized capitalization as set forth in the Prospectus Supplement under the caption "Capitalization" as of the date stated in such section; the outstanding shares of beneficial interest or capital stock, as the case may be, of the Company and the Subsidiaries (other than the Partnership) have been duly and validly authorized and issued and are fully paid and non-assessable; all of the authorized and validly issued shares of capital stock of or interests in the Subsidiaries, as the case may be, are directly or indirectly owned of record and, to such counsel's knowledge, beneficially by the Company, except as set forth on Schedule II to the Agreement; except as disclosed in the Prospectus or pursuant to the Company's stock option plan, dividend reinvestment and share purchase plan or the SERP, there are no authorized and validly issued (A) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any shares of beneficial interest of the Company or any capital stock or interests in any such Subsidiary or (B) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such shares of beneficial interest, capital stock, interests or any such convertible or exchangeable securities or obligations; except as set forth in the Prospectus, as contemplated by this Agreement, or pursuant to the Company's stock option plan, dividend reinvestment and share purchase plan or the SERP, there are no outstanding obligations of the Company or any such Subsidiary to issue any shares of beneficial interest, capital stock or interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

                           (ii) each of the Company and the Subsidiaries (other
than the Partnership) has been duly formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of its respective jurisdiction of formation or incorporation with the requisite power and authority to own its respective properties and to conduct its respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions described in such agreement;

                           (iii) the Company and the Subsidiaries (other than
the Partnership) are duly qualified in or registered by and are in good standing in each jurisdiction specifically referred to in the Registration Statement and Prospectus as jurisdictions in which property securing loans proposed to be made or acquired by the Company is located and in which the failure, individually or in the aggregate, to be so qualified could reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted by its charter, bylaws, operating agreement, certificate of limited partnership or partnership agreement, as the case may be, or, to the knowledge of such counsel, otherwise, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or interests or from paying the Company or any other Subsidiary, any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; to such counsel's knowledge, other than as disclosed on Schedule II and Schedule III to the Agreement, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

                           (iv) the Partnership has been duly formed and is
validly existing as a limited partnership under the laws of the jurisdiction of its organization, with all requisite partnership power and authority to own, lease and operate its properties and to conduct its business as now conducted as described in the Registration Statement and the Prospectus. The Partnership has been duly qualified or registered to do business as a foreign partnership in those jurisdictions specifically referred to in the Registration Statement and Prospectus as jurisdictions in which property securing loans proposed to be made or acquired by the Partnership is located and in which the failure, individually or in the aggregate, to be so qualified or registered would have a Material Adverse Effect;

                           (v) to such counsel's knowledge, the Company and the
Subsidiaries are in compliance in all respects with all applicable laws, rules, regulations and orders, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect;

                           (vi) to such counsel's knowledge, except as disclosed
in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is in material breach of, or in material default under (nor has any event occurred which with notice, lapse of time, or both would constitute a material breach of, or material default under) its respective declaration of trust, charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, or in the performance or observation of any obligation, agreement, covenant, or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, except such breaches or defaults which, individually or in the aggregate, would not have a Material Adverse Effect;

                           (vii) the execution, delivery and performance of this
Agreement by the Company and the consummation by the Company of the transactions contemplated under this Agreement, do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the declaration of trust, charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, of the Company or any Subsidiary, (ii) to such counsel's knowledge, any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) to such counsel's knowledge, any law or regulation or any decree, judgment or order applicable to the Company or any Subsidiary (other than State and foreign securities or blue sky laws and the rules and regulations of the NASD, as to which counsel need express no opinion, or the federal securities laws, as to which counsel need express only that nothing has come to its attention to lead it to believe that such a violation has or will occur), except in the case of clauses (ii) and (iii) for such conflicts, breaches or defaults, laws, regulations, decrees, judgments or orders, which individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect; or, result in the creation or imposition of any lien, encumbrance, or to such counsel's knowledge, charge or claim upon any property or assets of the Company or the Subsidiaries;

                           (viii) the Company has full legal right, power and
authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except that enforceability of the indemnification and contribution provisions set forth in Section 9 hereof may be limited by the federal or state securities laws of the United States or public policy underlying such laws;

                           (ix) the Partnership has full partnership right,
power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Partnership and constitutes a valid and binding agreement of the Partnership enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except that enforceability of the indemnification and contribution provisions set forth in Section 9 hereof may be limited by federal or state securities laws of the United States or public policy underlying such laws;

                           (x) Intentionally omitted;

                           (xi) no approval, authorization, consent or order of
or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by the Company and the Partnership, or the sale and delivery of the Shares by the Company as contemplated hereby other than such as have been obtained or made under the Securities Act or the Exchange Act and such approvals as have been applied for in connection with the listing of the Shares on the New York Stock Exchange and except that such counsel need express no opinion as to any necessary qualification under the state and foreign securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any approval of the underwriting terms and arrangements by the NASD;

                           (xii) to such counsel's knowledge, each of the
Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required to conduct their respective businesses, as described in the Registration Statement and the Prospectus, except to the extent that any failure to have any such authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; to such counsel's knowledge, neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which could be a Material Adverse Effect; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

                           (xiii) the Shares have been duly authorized and, when
the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, and, except for any action that may have been taken by the holder thereof, free and clear of any pledge, lien, encumbrance, security interest, or other claim;

                           (xiv) immediately after the Closing Time, all of the
Common Units will be validly issued, fully paid and non-assessable. None of the Common Units has been or will be issued or is owned or held in violation of any preemptive right. The outstanding Common Units have been offered, sold and issued by the Partnership in compliance with all federal and state securities laws;

                           (xv) the issuance and sale of the Shares by the
Company and the Units by the Partnership are not subject to preemptive or other similar rights arising by operation of law, under the declaration of trust or by-laws of the Company or the certificate of limited partnership or Partnership Agreement of the Partnership, under any agreement known to such counsel to which the Company or any of the Subsidiaries is a party or, to such counsel's knowledge, otherwise;

                           (xvi) provided that all parties are in compliance
with any standstill, subordination, intercreditor or similar agreement entered into with the holder of applicable Senior Indebtedness (as defined below), to the best of such counsel's knowledge and solely in reliance upon representations made by the Company and the Company's borrowers, and opinions given by counsel to such borrowers, neither the purchase nor the origination, as the case may be, of the loans to the Company's borrowers held directly or indirectly by the Company and disclosed in the Registration Statement and Prospectus (the "Company Loans"), nor the execution and delivery of, or performance by such borrowers of any mortgage, deed of trust, deed, indenture, note, loan or credit agreement or any other agreement or instrument in connection therewith, has resulted in or, with notice and an opportunity to cure, would result in a breach of or default under any mortgage, deed of trust, indenture, note, loan or credit agreement or any other agreement or instrument relating to any mortgage or other loan ("Senior Indebtedness") that may have priority over any Company Loan with respect to the assets of the borrower thereunder and that was in existence at the time the Company or any of the Subsidiaries purchased or originated any such loan;

                           (xvii) to such counsel's knowledge, there are no
persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

                           (xviii) the form of certificate used to evidence the
Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the declaration of trust and bylaws of the Company and the requirements of the New York Stock Exchange;

                           (xix) the Registration Statement has become effective
under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel's knowledge, no proceedings with respect thereto have been commenced or threatened;

                           (xx) as of the effective date of the Registration
Statement, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

                           (xxi) the statements under the captions
"Capitalization," "Risk Factors," "Market Price of and Distributions on our Common Shares," "Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws," "Description of Shares of Beneficial Interest," "Federal Income Tax Consequences of Our Status as a REIT," and "Supplemental Federal Income Tax Consequences of Our Status as a REIT," in the Registration Statement and the Prospectus, or incorporated therein by reference, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects;

                           (xxii) the Company has applied to list the Shares on
the New York Stock Exchange;

                           (xxiii) to such counsel's knowledge, there are no
actions, suits or proceedings, inquiries, or investigations pending or threatened against the Company or any of the Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitration panel or agency that are required to be described in the Prospectus but are not so described;

                           (xxiv) to such counsel's knowledge, there are no
contracts or documents of a character that are required to be filed as exhibits to the Registration Statement or to be described or summarized in the Prospectus which have not been so filed, summarized or described; to such counsel's knowledge, all agreements between the Company or any of the Subsidiaries, respectively, and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or the Subsidiaries, as the case may be, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity;

                           (xxv) the Company qualified to be taxed as a REIT
pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 1998 through December 31, 2003, and the Company's organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2004, and in the future;

                           (xxvi) neither the Company nor any of the
Subsidiaries is, or solely as a result of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described in the Registration Statement and the Prospectus under the caption "Use of Proceeds," will become an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act;

                           (xxvii) to such counsel's knowledge, each of the
Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns through the date hereof, if any such returns are required to be filed, and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against any such entity, nor, to such counsel's knowledge, does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, could have a Material Adverse Effect; and

                           (xxviii) each document filed pursuant to the Exchange
Act (other than the financial statements and supporting schedules included therein, as to which no opinion needs to be rendered) that is incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act.

                  In addition, such counsel shall state that they have participated in conferences with officers and other representative of the Company, independent public accountants of the Company and the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (xx) and (xxi) above), nothing has come to their attention that would cause them to believe that the Registration Statement or the Final Prospectus, as of their respective effective or issue dates and as of the date of such counsel's opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement or Prospectus).

                  Such counsel may rely upon the opinion delivered pursuant to
Section 6(c).

                  (c) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Piper Rudnick, LLP, special counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form satisfactory to Hunton & Williams, counsel for the Underwriters, stating that, as a matter of Maryland law:

                           (i) the statements under the captions "Certain
Provisions of Maryland Law and of the Declaration of Trust and Bylaws," and "Description of Shares of Beneficial Interest," in the Registration Statement and the Prospectus, insofar as such statements constitute matters of Maryland corporate law or Maryland real estate investment trust law, have been reviewed by such counsel and are a fair summary of such matters;

                           (ii) the Company has an authorized capitalization as
set forth in the Prospectus under the caption "Capitalization;" the outstanding shares of beneficial interest or capital stock, as the case may be, of the Company, RAIT General and RAIT Limited have been duly and validly authorized and issued and are fully paid and non-assessable; to such counsel's knowledge, all of the outstanding shares of capital stock of RAIT General and RAIT Limited are directly or indirectly owned of record by the Company;

                           (iii) the Company, RAIT General and RAIT Limited each
has been duly formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of the state of Maryland with the requisite trust or corporate power and authority, as the case may be, to own its respective properties and to conduct its respective business as described in its respective declaration of trust or charter, as the case may be, and, in the case of the Company, to execute, deliver and perform this Agreement and to consummate the transactions described herein; The Company has the trust power to own shares of RAIT General and RAIT Limited and to serve as a member of limited liability companies; RAIT General has the corporate power to serve as general partner of RAIT Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"); and RAIT Limited has the corporate power to serve as limited partner of the Operating Partnership;

                           (iv) except as disclosed in the Prospectus, and
assuming compliance with Sections 2-311 and 2-419 of the Maryland General Corporation Law (the "MGCL") and approval by the directors and stockholders of RAIT General or RAIT Limited, as applicable, as required by the charter or bylaws of RAIT General or RAIT Limited, respectively, or the MGCL, neither RAIT General nor RAIT Limited, respectively, is prohibited or restricted by the MGCL or its charter or bylaws from paying dividends to the Company or from making any other distribution with respect to such Subsidiary's capital stock or from repaying the Company, or any other Subsidiary, any loans or advances to such Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary in exchange for fair consideration; and

                           (v) this Agreement has been duly authorized, and
assuming it has been executed and delivered by an officer of the Company, has been duly executed and delivered by the Company.

                  (d) The Underwriters shall have received from Grant Thornton LLP, independent public accountants for the Company, letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Underwriters in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the audited and unaudited financial statements and certain financial information and data contained in the Registration Statement and the Prospectus, including the Incorporated Documents.

                  (e) The Underwriters shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Hunton & Williams LLP, dated the Closing Time or such Date of Delivery, addressed to the Underwriters and in form and substance satisfactory to the Underwriters.

                  (f) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

                  (g) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (h) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material and unfavorable change in the assets, results of operations, business, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole shall occur or become known (whether or not arising in the ordinary course of business) or that makes it, in the judgment of the Representative, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, or
(ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries.

                  (i) Intentionally omitted.

                  (j) At the Closing Time, the Company shall have applied to list the Shares on the New York Stock Exchange.

                  (k) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (l) Intentionally omitted.

                  (m) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of two principal executive officers or, in the case of the Partnership two principal executive officers of RAIT General, to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement and the conditions set forth in paragraphs (g), (h), (i) and (j) have been met and are true and correct as of such date.

                  (n) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery as the Underwriters may reasonably request.

                  (o) All filings with the Commission required by Rule 424 under the Securities Act shall have been made within the applicable time period prescribed for such filing by such Rule.

                  (p) The Company shall perform such of its obligations under this Agreement are to be performed by the terms hereof and thereof at or before the Closing Time or the relevant Date of Delivery.

                  The obligation of the Underwriters to purchase Option Shares hereunder is subject to the delivery to the Underwriters on the Date of Delivery of such documents as the Underwriters may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Shares and other matters related to the issuance of the Option Shares.

         7. Termination:

                  The obligations of the Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, any material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, operations, business or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business, or (iii) if there has occurred outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market or deliver the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange or if trading generally on the New York Stock Exchange, the American Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or by order of the Commission or any other governmental authority, or (v) if there has been any downgrading in the rating of any of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representative has a Material Adverse Effect, or (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representative has a material adverse effect on the securities markets in the United States, or (viii) in the case of any of the events specified in clauses
(i) through (vii), such event, singly or together with any other such events, makes it, in the judgment of the Representative, impracticable to market or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

                  If the Representative elects to terminate this Agreement as provided in this Section 7, the Company shall be notified promptly by telephone, promptly confirmed by facsimile.

                  If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof).

         8. Underwriter Default.

                  If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement, on such date the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may, at its election, either terminate this Agreement by notice to the Company, without liability to any non-defaulting Underwriter or, as described in this paragraph above, make arrangements with the other non-defaulting underwriters, or any other underwriters selected by the Representative, to take up and pay for all, but not less than all, of the Shares to be purchased under this Agreement, including the Defaulted Shares.

                  If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

                  The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as if such substituted Underwriter had originally been named in this Agreement.

         9. Indemnity and Contribution by the Company, the Partnership and the
Underwriters:

                  (a) The Company and the Partnership, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach of any representation, warranty or covenant of the Company or the Partnership contained herein or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in the Prospectus, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Representative to the Company or the Partnership expressly for use in such Registration Statement or such Prospectus, provided, however, that the indemnity agreement contained in this subsection (a) with respect to the Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling any Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus or any supplement thereto prepared with the consent of the Underwriters and furnished to the Underwriters prior to the Closing Time corrected any such alleged untrue statement or omission and if any Underwriter failed to send or give a copy of the Prospectus or supplement thereto to such person at or prior to the written confirmation of the sale of Shares to such person, unless such failure resulted from noncompliance by the Company or the Partnership with Section 4(a) of this Agreement.

                  If any claim or action is brought against, or any loss, expense, liability or damage (including the reasonable cost of investigation) is incurred by, the Underwriters or any controlling person in respect of which indemnity may be sought against the Company or the Partnership pursuant to the preceding paragraph, the Underwriters shall promptly notify the Company and the Partnership in writing of the institution of such claim or action or of the incurrence of such loss, expense, liability or damage and the Company and the Partnership shall assume the defense of such claim or action or the response to such loss, expense, liability or damage, including the employment of counsel and payment of fees and expenses associated therewith, provided, however, that any failure or delay to so notify the Company or the Partnership will not relieve the Company or the Partnership of any obligation hereunder, except to the extent that its ability to defend such claim or action or mitigate such loss, expense, liability or damage is actually impaired by such failure or delay. The Underwriters or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriters or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company and the Partnership or the Company and the Partnership shall not have employed counsel to have charge of the defense of or response to such claim, action, loss, expense, liability or damage, within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or the Partnership and which counsel to the Underwriters believes may present a conflict for counsel representing the Company or the

Partnership and the Underwriters (in which case the Company and the Partnership shall not have the right to direct the defense of such claim or action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and the Partnership and paid as incurred (it being understood, however, that the Company and the Partnership shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, neither the Company nor the Partnership shall be liable for any settlement of any such claim or action effected without the its written consent.

                  (b) Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless the Partnership, the Company, the Subsidiaries, their trustees and directors, the officers that signed the Registration Statement and any person who controls the Partnership, the Company or any Subsidiary within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Partnership or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Underwriters to the Company or the Partnership expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in the Registration Statement or Prospectus or necessary to make such information, in the light of the circumstances under which made, not misleading. The statements set forth under the caption "Underwriting" regarding stabilizing and the beneficial ownership of Shares by Friedman, Billings, Ramsey & Co., Inc. ("FBR"), and entities associated with FBR in the Prospectus constitute the only information furnished by or on behalf of the Underwriters to the Company for purposes of Section 3(n) and this Section 9.

                  If any claim or action is brought against the Company, the Partnership or any such person in respect of which indemnity may be sought against the Underwriters pursuant to the foregoing paragraph, the Company, the Partnership or such person shall promptly notify the Underwriters in writing of the institution of such action and the Underwriters shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, the Partnership or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Partnership or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Underwriters shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Underwriters shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Underwriters and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Underwriters shall not be liable for any settlement of any such claim or action effected without the written consent of the Representative.

                  (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Partnership bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and the Partnership on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or the Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

                  (d) The Company and the Partnership, on the one hand, and the Underwriters, on the other, agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable
(ii), above. Notwithstanding the provisions of this Section 9, the Underwriters shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriters. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         10. Survival:

                  The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company, the Partnership and the Subsidiaries contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriters, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act, or by or on behalf of the Company, the Partnership, the Subsidiaries, their trustees or directors and officers or any person who controls the Company, any Subsidiary or the Partnership within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares. The Company, the Partnership and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

         11. Notices:

                  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209,
Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103; and, if to the Partnership, shall be sufficient in all respects if delivered to the Partnership at the offices of the Partnership at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103.

         12. Governing Law; Consent to Jurisdiction; Headings:

                  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The parties hereto agree to be subject to, and hereby irrevocably submit to, the nonexclusive jurisdiction of any United States federal or Virginia state court sitting in Alexandria, Virginia, in respect of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein, and irrevocably agree that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

         13. Parties in Interest:

                  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Partnership and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

         14. Counterparts:

                  This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.

         If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Partnership and the Underwriters.

                                          Very truly yours,

                                          RAIT INVESTMENT TRUST

                                          By: /s/ Ellen DiStefano
                                             ----------------------------
                                          Name: Ellen DiStefano
                                          Title: EVP & CFO

                                          RAIT PARTNERSHIP, L.P.
                                          By: RAIT General, Inc.
                                          Its:General Partner

                                          By: /s/ Ellen DiStefano
                                             ----------------------------
                                          Name: Ellen DiStefano
                                          Title: EVP & CFO

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By: /s/ James R. Kleeblatt
   -----------------------------
Name:  James R. Kleeblatt
Title: Senior Managing Director

Acting for itself and on behalf of the several
Underwriters listed in Schedule I hereto

                                   SCHEDULE I

Underwriter                                                                   Number of Initial Shares
-----------                                                                   ------------------------
Friedman, Billings, Ramsey & Co., Inc.................................                 1,680,000
Stifel, Nicolaus & Company, Incorporated..............................                   720,000
                                                                                       ---------

Total.................................................................                 2,400,000

                                   SCHEDULE II

-----------------------------------------------------------------------------------------------------------------------
                                            STATE AND                                                PERCENTAGE
           COMPANY                           DATE OF                                                  INTEREST
             NAME                           FORMATION                    OWNER(S)                       OWNED
-----------------------------------------------------------------------------------------------------------------------
RAIT General, Inc.                      Maryland - 8/14/97       RAIT Investment Trust                     100%
RAIT Limited, Inc.                      Maryland - 8/14/97       RAIT Investment Trust                     100%
RAIT Partnership, L.P.                  Delaware - 8/15/97       RAIT General, Inc.               1% general partner
                                                                 RAIT Limited, Inc.               99% limited partner
6006 Executive Boulevard, LLC           Maryland - 1/15/98       RAIT Executive Boulevard, LLC    1% (managing) member
                                                                 RAIT Partnership, L.P.           83.6% member
                                                                 SAS Executive Boulevard          15.4% member
OSEB Associates, L.P.                   Pennsylvania - 7/12/98   OSEB GP, Inc.                    89% general partner
                                                                 Brandywine Construction &        11% limited partner
                                                                 Management, Inc.
OSEB GP, Inc.                           Delaware - 7/11/98       RAIT Partnership, L.P.                    100%
RAIT Abbotts GP, Inc.                   Delaware - 2/7/00        RAIT Partnership, L.P.                    100%
RAIT Abbotts Limited Partnership        Delaware - 2/7/00        RAIT Abbotts GP, Inc.            1% general partner
                                                                 RAIT Partnership, L.P.           99% limited partner
RAIT Antigua Bay Manager, Inc.          Delaware - 7/2/02        RAIT Partnership, L.P.                    100%
RAIT Bayside Manager, Inc.              Delaware - 9/30/02       RAIT Partnership, L.P.                    100%
RAIT C Street Manager, Inc.             Delaware - 9/19/01       RAIT Partnership, LP.                     100%
RAIT C Street Manager II, Inc.          Delaware - 9/19/01       RAIT Partnership, LP.                     100%
RAIT Capital Corp.                      Delaware - 8/2/00        RAIT Partnership, L.P.                    100%
RAIT Carter Oak, LLC                    Delaware - 5/28/03       RAIT Partnership, L.P.                    100%
RAIT Eastfield, LLC                     Delaware - 5/29/03       RAIT Partnership, L.P.                    100%
RAIT Emerald Pointe, Inc.               Delaware - 10/6/03       RAIT Partnership, L.P.                    100%
RAIT Executive Boulevard, LLC           Delaware - 10/10/02      RAIT Partnership, L.P.                    100%
RAIT Executive Mews Manager I, Inc.     Delaware - 3/29/01       RAIT Partnership, L.P.                    100%
RAIT Executive Mews Manager II, Inc.    Delaware - 3/29/01       RAIT Partnership, L.P.                    100%
RAIT Executive Mews Manager III, Inc.   Delaware - 3/29/01       RAIT Partnership, L.P.                    100%
RAIT Fieldstone, LLC                    Delaware - 12/27/02      RAIT Partnership, L.P.                    100%
RAIT Firehouse, LLC                     Delaware - 9/25/02       RAIT Partnership, L.P.                    100%
RAIT Highland Club, Inc.                Delaware - 1/9/02        RAIT Partnership, L.P.                    100%
RAIT Highland Club, LLC                 Delaware - 1/9/02        RAIT Highland Club, Inc.                  100%
RAIT Kenwood, LLC                       Delaware - 8/22/03       RAIT Partnership, L.P.                    100%
RAIT Lincoln Court, LLC                 Delaware - 9/25/02       RAIT Partnership, L.P.                    100%
RAIT Milk Street, LLC                   Delaware - 5/22/03       RAIT Partnership, L.P.                    100%
RAIT Montego Bay Manager, Inc.          Delaware - 7/10/02       RAIT Partnership, L.P.                    100%
RAIT Rohrerstown, L.P.                  Pennsylvania - 3/17/98   RAIT General, Inc.               1% general partner
                                                                 RAIT Partnership, L.P.           99% limited partner
RAIT Sabel Key Manager, Inc.            Delaware - 7/10/02       RAIT Partnership, L.P.                    100%
RAIT St. Ives Manager, Inc.             Delaware - 6/1/01        RAIT Partnership, L.P.                    100%
REM-Cherry Hill, LLC                    New Jersey - 3/29/01     RAIT Partnership, L.P.                    100%
REM-Willow Grove, Inc.                  Pennsylvania - 3/29/01   RAIT Partnership, L.P.                    100%
REM-Willow Grove, L.P.                  Pennsylvania - 3/29/01   REM-Willow Grove, Inc.           1% general partner
                                                                 RAIT Partnership, L.P.           99% limited partner
Stobba Associates, L.P.                 Pennsylvania - 4/12/93   RAIT Abbotts GP, Inc.            1% General Partner
                                                                 RAIT Abbotts Limited             49% Limited Partner
                                                                 Partnership
-----------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE III

--------------------------------------------------------------------------------------------------------------------------
                                                STATE AND
           COMPANY                               DATE OF                                               PERCENTAGE
             NAME                               FORMATION                   OWNER(S)                 INTEREST OWNED
--------------------------------------------------------------------------------------------------------------------------
122 C Street, LLC                       Delaware - 9/19/01       RAIT C Street Manager, Inc.      Non-member manager
122 C Street Member, LLC                Delaware - 9/19/01       RAIT C Street Manager II, Inc.   Non-member manager
Antigua Bay Southwest, LLC              Delaware - 7/2/02        RAIT Antigua Bay Manager, Inc.   1% managing member
Bayside Apartments, LLC                 Delaware - 9/30/02       RAIT Bayside Manager, Inc.       1% managing member
E Pointe Properties I, Ltd.             Texas -                  RAIT Partnership, L.P.           Class B Limited Partner
Eastfield Associates, LLC               Delaware - 4/6/99        RAIT Eastfield, LLC              Class B member
Fieldstone Apartments, LLC              Maryland - 4/13/98       RAIT Fieldstone, LLC             5% Class C member
Hauck Holdings Kenwood, LTD             Ohio - 8/4/98            RAIT Kenwood, LLC                .1% Class B Member
Montego Bay Southwest, LLC              Delaware - 7/2/02        RAIT Montego Bay Manager, Inc.   1% managing member
RAIT Enterprises, LLC                   Delaware - 6/24/02       RAIT Investment Trust                       16.67%
RAIT SLH, L.P.                          Pennsylvania - 9/27/99   RAIT Partnership, L.P.           11% limited partner
RAIT Ventures, LLC                      Delaware - 4/1/02        RAIT Investment Trust                        30%
RAK Old South Associates Limited        Massachusetts -          RAIT Milk Street, LLC            Class B Limited Partner
Partnership                             11/19/98
Rutherford Plaza Manager, Inc.          Delaware - 7/23/03       HVC Rutherford Plaza, LLC                    95%
                                                                 RAIT Partnership, L.P.                        5%
Sable Key Southwest, LLC                Delaware                 RAIT Sable Key Manager, Inc.     Non-member manager
St. Ives GP, LLC                        Delaware - 5/30/01       HVC-St. Ives, LLC                            50%
                                                                 (Treatman entity)
                                                                 RAIT St. Ives Manager, Inc.                  50%
St. Ives Owner, L.P.                    Pennsylvania - 5/30/01   St. Ives GP, LLC                 2% general partner
                                                                 St. Ives Limited Partner, L.P.   98% limited partner
                                                                   (Treatman entity)
--------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE IV

Anita Friedman
Barbara Robinowitz
Dan Guaglianone
Irving Friedman
Jack Panitch
Michael Gross or Assignee
Sam Robinowitz
Steve & Maribeth Lerner
Adam Kauffman
Dan Promislo
Greenblatt Associates, LP
Joe Greco
Joseph Viroslav
Menase Ender
Michael Blank
Richard Abt
Robert Goldstein
Samuel J. & Johanne P. Greenblatt
Scott Schaeffer
Sehi Kim
Stuart Krakover